SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

295 Madison Avenue (12th Floor), New York, NY 10017

(Address of principal executive office)

Registrant's telephone number, including area code: (646) 710-3549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Securities Holders

Clean Coal Technologies, Inc. (the “Company”) held an Annual Meeting of Stockholders on Tuesday, June 26, at 10:00 am Eastern Time at Doubletree by Hilton Metropolitan New York, 569 Lexington Ave, New York, NY 10022. The matters submitted and the voting results were as follows:

1. Elect three directors to serve until the 2013 Annual Meeting of Stockholders.

	For	Against or Withheld	Abstentions	Broker Non-Votes
Robin Eves	289,407,973	24,179,099	0	0
Ignacio Ponce de Leon	310,094,905	3,492,167	0	0
Edward Jennings	310,030,785	3,556,287	0	0

2. Ratify the selection of MaloneBailey, LLP as the Company’s independent auditor for the Company’s fiscal year ending December 31, 2012.

For	Against or Withheld	Abstentions	Broker Non-Votes
310,194,431	1,886,615	1,506,026	0

3. Approve an increase of the Company’s authorized common stock from 600,000,000 shares to 975,000,000 shares.

For	Against or Withheld	Abstentions	Broker Non-Votes
278,626,915	31,067,227	3,892,930	0

A quorum of  shares were represented in person or by proxy at the meeting. All directors were elected, the auditor was ratified and the increase in capitalization was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  June 27, 2012

CLEAN COAL TECHNOLOGIES, INC.

By: /S/ Robin Eves

Robin Eves

Chief Executive Officer